Exhibit 24.4

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer of Bank of America Corporation (the “Corporation”) whose signature appears below, hereby makes, constitutes and appoints Timothy J. Mayopoulos, Rachel R. Cummings and Teresa M. Brenner, and each of them acting individually, his true and lawful attorneys, with power to act without any other and with full power of substitution, to execute, deliver and file in his name and on his behalf: (a) a Registration Statement on Form S-3 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), in connection with up to $30,000,000,000 in aggregate initial offering price of the Corporation’s unsecured debt securities, warrants, units, which are comprised of two or more securities, in any combination, preferred stock, fractional interests in preferred stock represented by depositary shares, and common stock (collectively, the “Securities”), which Securities may be offered separately or together in separate series and in amounts, at prices and on terms to be determined at the time of sale, all as authorized by the Board of Directors of the Corporation as of January 28, 2004, and all documents in support thereof or supplemental thereto and any and all amendments, including any and all pre-effective and post-effective amendments, to the foregoing (collectively, the “Registration Statement”); and (b) all other registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the Securities covered by the Registration Statement under any and all securities laws, regulations and requirements as may be applicable; and hereby grants to each of the attorneys, full power and authority to do and perform each and every act and thing whatsoever as each of such attorneys may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as such officer might or could do personally in his capacity as an officer, and such officer hereby ratifies and confirms all acts and things which the attorneys, or attorney, have done or might do or cause to be done by virtue of this power of attorney.

IN WITNESS WHEREOF, the undersigned officer has hereunto set his hand as of the date indicated below.

Dated: April 13, 2004

By:	/s/ NEIL COTTY

Name: Neil Cotty Title: Chief Accounting Officer (Principal Accounting Officer)